UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 6, 2020

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 N. Rolling Road, Suite 116
Windsor Mill

Baltimore, MD
21244

(Address of Principal Executive Offices)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

Explanatory Note: We are filing an amended current report in order to correct a typographical error in the original report filed on April 8, 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 6, 2020, Mike Ballardie, the current operating President and Chief Executive Officer of Slinger Bag Inc. (the "Company"), signed a service agreement with the Company (the “MB Service Agreement”) that formally appoints Mr. Ballardie as the Company’s President and Chief Executive Officer. Mr. Ballardie will serve as Chief Executive Officer in addition to his continued role as President and sole director of the Company.

Mr. Ballardie, age 59, joined an affiliate of the Company in July 2019 and has served as operating President and Chief Executive Officer of such company since such time and, since September 16, 2019, the operating President and Chief Executive Officer of the Company, albeit without having a formal agreement in place with the Company.

Pursuant to the MB Service Agreement, Mr. Ballardie will receive an annual base salary of $360,000 (the "MB Base Salary"). The MB Base Salary will be reviewed annually by the Company’s board of directors (the “Board”) The MB Base Salary may be increased by the Board from time to time during the Term, but shall be reviewed by the Board at least annually. Starting in the second year of the MB Service Agreement, the MB Base Salary shall be increased in accordance with industry standard compensation for chief executive officers so long as the Company has completed a capital raise or has the cash flow available to do so.

To the extent that the Company does not have sufficient funds to pay the MB Base Salary, Mr. Ballardie has agreed that he shall defer the aggregate unpaid amount, which will be registered in the Company's books as a loan given to the Company by Mr. Ballardie. As and when the Company has additional funds from any source, the Company will pay as much of Executive’s Base Salary as possible. So long as any amount of the MB Base Salary remains unpaid, the Executive will have the option to convert such amount, or part of it into shares of the Company at the average trading price of the 10 days prior to the date of the request by Mr. Ballardie to exercise this option. This option will survive the Term of the Service Agreement.

The Company has also agreed to issue Mr. Ballardie as soon as reasonably practicable shares of common stock equal to ten percent (10%) of the outstanding shares of its common stock on a fully issued, converted and diluted basis. The term “on a fully issued, converted and diluted basis” means that to the extent that there are outstanding any notes, preferred shares, options, warrants or other securities that are convertible into shares of common stock (collectively, “Convertible Securities”), then the number of shares of common stock outstanding shall include 100% of the shares of common stock into which the Convertible Securities are convertible.

Mr. Ballardie shall be eligible to participate in employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, group medical, dental and vision cover, life and permanent disability insurance, monthly car allowance, pension contributions of a minimum of 10% of the gross monthly salary and flexible-spending account plans (whether in existence as at the date hereof or to be established in the future). In the alternative the Company, at its sole discretion, having considered the suitability of Company benefits for Mr. Ballardie, will provide the employee with a cash benefits allowance of not less than $7,500 gross per month to procure his own benefits, including without limitation private medical, dental and vision cover, life and permanent disability insurance, car allowance and pension provision.

Mr. Ballardie also has the right to receive additional compensation in the form of cash or shares in cases of extraordinary contribution by him to the benefit of the Company as the Board of Directors of the Company will decide.

Mr. Ballardie will be entitled to participate in any bonus plan or incentive compensation plans as approved by the Company from time-to-time. Mr. Ballardie’s bonus payment level will be set at a minimum of 50% of his then applicable Base Salary.

Mr. Ballardie’s employment may be terminated by the Company upon 30 days’ notice for breach of agreement, gross negligence and crimes and dishonesty or at any time by giving Mr. Ballardie 180 days prior written notice of the termination. In the latter case, 100% of Mr. Ballardie’s unvested stock and option compensation of any nature will vest.

Mr. Ballardie may terminate his employment with the Company for breach of agreement, non-payment change of responsibilities or compensation or change of location or at any time by giving the Company 180 days prior written notice of the termination.

In the event of termination of the MB Service Agreement without cause or by Mr. Ballardie for good reason, then Mr. Ballardie shall be entitled to receive, and the Company shall pay Mr. Ballardie an amount in lieu of the MB Base Salary and benefits that would have accrued to Mr. Ballardie for the greater of (a) the unexpired portion of the term of the MB Service Agreement or (b) two (2) years. Further, Mr. Ballardie shall be entitled to all vested common or preferred shares and, if applicable, options and warrants with vesting continuing for 12 months following termination as applicable.

In the event of termination of the MB Service Agreement, if the Company decides that Mr. Ballardie’s services are not needed during the termination period, the Company will continue to be responsible for paying the MB Base Salary, providing his benefits (or a cash allowance in lieu) and equity compensation for the entire termination period.

The foregoing description of the MB Service Agreement is only a summary and is qualified in its entirety by the terms of MB Service Agreement attached as an exhibit hereto.

Item 7.01	Regulation FD Disclosure

On April 8, 2020, the Company issued a press release announcing the entry into an exclusive distribution agreement with Globeride Inc. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Service Agreement with Mike Ballardie dated April 6, 2020
99.1	Press Release of the Company dated April 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc. a Nevada corporation

Dated: April 13, 2020	By:	/s/ Mike Ballardie
Chief Executive Officer and Sole Director